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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-12030, 33-31284, 33-40684,
33-48187, 33-58632, 33-59499 and 33-79294) of our report dated June 2, 1995, on our audits of the financial statements of the Lifeline Systems, Inc. Employee Savings and Investment Plan as of December 31, 1994 and 1993 and for the years then ended, which report is included in this Annual Report on Form 11-K.




Boston, Massachusetts                       COOPERS & LYBRAND L.L.P.
June 28, 1995